EXHIBIT (a)(3)

                        AGREEMENT OF SALE AND ASSIGNMENT

The undersigned Limited Partner (the "Seller") does hereby sell, assign, transfer, convey and deliver to Equity Resource Lexington Fund LP, a Massachusetts limited partnership, or its designee ("Lexington Fund" or the "Purchaser"), all of the Seller's right, title and interest in the units (the "Units") of limited partnership interests in Urban Improvement Fund Limited-1974, a California limited partnership (the "Partnership") being sold pursuant to this Agreement of Sale and Assignment ("Agreement") and indicated on the signature pages to this Agreement, for a purchase price of $210 per Unit and less the amount of any distributions declared or paid from any source by the Partnership with respect to the Units after April 30, 2002 without regard to the record date or whether such distributions are classified as a return on, or a return of, capital.

PAYMENT FOR UNITS BEING SOLD PURSUANT TO THIS AGREEMENT WILL BE MADE WITHIN TEN
(10) BUSINESS DAYS FOLLOWING THE "EXPIRATION DATE" SET FORTH IN THE OFFER TO PURCHASE ACCOMPANYING THIS AGREEMENT, PROVIDED LEXINGTON FUND HAS RECEIVED AND ACCEPTED THIS AGREEMENT, PROPERLY COMPLETED AND DULY EXECUTED AND HAS RECEIVED ASSURANCES FROM THE PARTNERSHIP THAT THE SELLER'S ADDRESS WILL BE CHANGED TO THE PURCHASER'S ADDRESS PURSUANT TO THE TERMS AND CONDITIONS OF THE OFFER.

The Seller hereby represents and warrants to the Purchaser that the Seller owns all of the Units being sold hereunder and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Units, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. The Seller represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Units. The Seller also represents and warrants that in deciding to sell the Units to the Purchaser, the Seller has not relied upon any representation or warranty made by the Purchaser or any agent of the Purchaser with respect to the value of the Units or the income tax consequences of the sale of the Units.

The sale of Units pursuant to this Agreement shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Units under the Partnership's Agreement of Limited Partnership. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Units. By executing this Agreement, Seller assigns to Purchaser (i) the Seller's right to pursue any legal or other action of recovery against any person or entity which might be liable in any way to the Seller as a result of his purchase or ownership of the Units (or any interest therein) being sold hereby and (ii) any existing or future rights arising from the refusal of the Partnership or its General Partner to recognize the substitution of Purchaser as a limited partner, the assignment of Seller's beneficial ownership of the Units to Purchaser, or the assignment of claims effected by clause (i) of this sentence. Any damages or recoveries resulting from such actions, whether initiated by the Purchaser or by other parties will be due and payable to the Purchaser.

Seller, upon execution of this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Units being sold hereby with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the assignment of the Units being sold hereby on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the assignment of the Units, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units being sold hereby, (iii) deliver the Units being sold hereby and transfer ownership of such Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after April 30, 2002 which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, (vi) receive all distributions and inspect and amend the books and records of the Partnership, including Seller's address and records, to direct all distributions to Purchaser as of the effective date of this Agreement, (vii) request an accounting of the affairs of the Partnership. Purchaser shall not be required to post bond of any nature in connection with this power of attorney, and (viii) in the event that the General Partner of the Partnership refuses to either transfer the Seller's Units to the Purchaser or to admit the Purchaser as a substitute limited partner, take legal action, as the Seller's true and lawful agent and attorney-in-fact, on behalf of the Seller, to enforce this Agreement of Sale.

Seller does hereby direct and instruct the Partnership and the General Partner immediately upon their receipt of this Agreement of Sale , which includes a power of attorney appointing the Purchaser as the Seller's true and lawful agent and attorney-in-fact, (i) to amend the books and records of the Partnership to change the Seller's address of record for purposes of mailing distributions with respect to the Units being sold hereby to Equity Resource Lexington Fund, LP c/o Equity Resources Group, Inc., 44 Brattle Street Cambridge, MA 02138 and (ii) to forward all distributions and all other information relating therein to be received by Seller to Equity Resource Lexington Fund, LP to the address set forth in (i) above.

Seller does hereby release and discharge the General Partner and their officers, shareholders, employees and agents from all actions, causes of actions, claims or demands Seller has, or may have, against the General Partner that result from the General Partner's reliance on this Agreement or any of the terms and conditions contained herein. Seller agrees to indemnify and hold the Purchaser and the Partnership harmless from and against, and to reimburse the Purchaser and/or the Partnership on demand, for any damage, loss, cost or expense (including attorneys' fees and costs of investigation incurred in defending against and/or settling such damage, loss, cost or expense) reasonably incurred by the Purchaser and/or the Partnership arising out of or in connection with any misrepresentation, breach of warranty, or failure to perform or violation of any agreement or covenant on the part of the Seller under this Agreement.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This agreement is irrevocable and may not be withdrawn following execution and delivery by the Seller. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Units.

If the Seller is more than one person, then and in such event, the obligations of the Seller under this Agreement shall be joint and several and the representations, warranties and covenants herein contained shall be deemed to be made by and binding upon each such person and his heirs, executors, administrators, successors and assigns. The representations, warranties, covenants and agreements contained in this Agreement shall survive the transfer of the Units made by this Agreement and the payment of the consideration therefor.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

The undersigned recognizes that, if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Units validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of Units permitted pursuant to the Offer on a pro rata basis. The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Agreement for Units not accepted for payment will be destroyed by the Purchaser.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Seller waives any claim that any court in Massachusetts is an inconvenient forum, and waives any right to trial by jury.

The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Units set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest in the Units set forth below to the Purchaser.

By executing this Agreement, the Seller hereby acknowledges to the General Partner that the Seller desires to assign the Units referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such assignment, and appoints the General Partner the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the assignment of the withdrawal of the Limited Partner.

Each of the Parties hereto agrees to promptly execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transaction referred to herein or reasonably requested by the other party to perfect or evidence its or his rights hereunder.

Should either party hereto commence any proceeding to enforce the provisions of this Agreement, then and in such event, the prevailing party in any such proceeding or action shall be entitled to reimbursement of its or his costs, including attorney's fees, incurred in the investigation and prosecution of such proceeding or action. The parties agree that the proper venue for any such action shall be in the County of Middlesex, Commonwealth of Massachusetts, and the Seller hereby consents to the jurisdiction over the Seller by the state and Federal courts of or in the Commonwealth of Massachusetts, County of Middlesex in connection with any proceeding or action brought under this Assignment.

Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction.

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                                 SIGNATURE PAGE


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      IN WITNESS WHEREOF, ERG and the Limited Partners have executed this Assignment as of April 30, 2002.

              (A) NUMBER OF UNITS OWNED: _______________NUMBER OF UNITS TO BE TRANSFERRED -ALL-

(B)_____________________________________________________________________________________________
      Limited Partner (s)/Assignor(s) (Full Registered Name of Limited Partner(s)/Assignor(s))

(C) Mailing Address :
____________________________________              (F) ____________________________________________
    Street                                        Social Security/Taxpayer No. of Limited Partner

____________________________________              _______________________________________________
       City State Zip                             Security/Taxpayer No. of Joint Limited Partner

(D)___________________________________________
Telephone Number (And Fax Number if Available)

(E) __________________________________________    _______________________________________________
    Signature of Limited Partner                  Signature of Joint Limited Partner or Custodian /Trustee

Date ___________________________, 200______       Date _____________________________,200______

Limited Partner's Signature Guarantee             Jnt Limited Partner's or Custodian/Trustee Signature Guarantee


(G) Custodian(s) or Trustee(s) Information

______________________________________________
Name of Custodian(s) or Trustee(s)

______________________________________________
Address

______________________________________________
City, State, Zip

______________________________________________    _____________________________________________
Account Number                                    for EQUITY RESOURCE LEXINGTON FUND

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

                   INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

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LINE     HOW TO FILL IN

(A)      number of Units you wish to sell

(B) print full registered name of Limited Partner (for example: "Mary Smith" or "Anne & Bob Smith, JTWROS"). If Units are held in partnerships, trusts, retirement accounts or other entities, please indicate (for example: "ABC Corp. Pension Plan, Jane Smith, Custodian" or "John Smith, Trustee UGMA FBO Sarah Smith Trust")

(C)      Limited Partner's current mailing address

(D)      telephone number

(E)      signature of person listed on Line B or authorized representative

(F)      social security or tax ID number of person/entity listed on Line B

(G)      name and address of custodian (for example, IRA custodian)

signature guarantee: necessary only if selling more than 100 units. May be obtained by the officer of a national bank or trust company, or a member firm of a stock exchange.

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                          EQUITY RESOURCES GROUP, INC.
                                44 BRATTLE STREET
                               CAMBRIDGE, MA 02138